UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2021, Axcella Health Inc. (the “Company”) entered into Loan and Security Agreement (the “New Loan Agreement”) with SLR Investment Corp., f/k/a Solar Capital Ltd. (“SLR”), in its capacity as collateral agent (“Agent”), and the parties signing the New Loan Agreement from time to time as Lenders, including SLR in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”). The New Loan Agreement replaced that certain Loan and Security Agreement by and among the Company and SLR, dated as of January 9, 2018, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 7, 2018, as further amended by that certain Second Amendment to Loan and Security Agreement dated as of November 30, 2018, as further amended by that certain Third Amendment to the Loan and Security Agreement dated as of August 28, 2020 (as amended, the “Prior Loan Agreement”).

The New Loan Agreement provides for a term loan commitment of up to $26.0 million, which funds will be used to pay off the entirety of the outstanding term loan obligations under the Prior Loan Agreement (the “Term Loan”). Borrowings under the New Loan Agreement accrue interest at an annual rate equal to 8.60% plus the greater of (a) the thirty (30) day U.S. Dollar LIBOR rate and (b) 0.10%, payable monthly in arrears. As of September 2, 2021, approximately $26.0 million is outstanding under the New Loan Agreement, which reflects only the amount required to pay off the Term Loan. The term loans under the New Loan Agreement each have a maturity date of September 1, 2026.

The New Loan Agreement also contains certain financial covenants, including an unrestricted minimum cash level until certain study data conditions are met. The New Loan Agreement contains customary representations and warranties, as well as certain non-financial covenants, including engaging in any change of control transaction or incurring additional indebtedness or liens. As security for its obligations under the New Loan Agreement, the Company granted the Lenders a first priority perfected security interest in all of the Company’s existing and after-acquired assets, including intellectual property.

The above description of the New Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Loan Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1†	Loan and Security Agreement, dated September 2, 2021, by and between Axcella Health Inc. and SLR Investment Corp.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

†	Portions of this exhibit (indicated by asterisks) will be omitted in accordance with the rules of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELLA HEALTH INC.

Date: September 7, 2021	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr.
Chief Executive Officer, President and Director